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  [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU BRIGHTMAN BAR-LEVAV FRIEDMAN & CO.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Am-Hal Ltd., we hereby consent to the incorporation of our report dated February 16, 1999, included in Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 1998, into Ampal-American Israel Corporation's previously filed Registration Statements No. 33-51023 and No. 33-55137.

/s/ Brightman Bar-Levav Friedman & Co.

Brightman Bar-Levav Friedman & Co.

Certified Public Accountants

March 25, 1999